Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 19, 2013 by and between Cyalume Technologies Holdings, Inc., a Delaware corporation (the “Company”), and US VC Partners, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS

A.                 The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                 The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 123,077 units of securities, each security comprising, (i) one (1) share of Series A Convertible Preferred Stock par value $0.001 per share (each a “Share” and, collectively, the “Shares”), of the Company, having the rights and preferences set forth in the Certificate of Designation filed by the Company with the Secretary of State of Delaware as of November 18, 2013 (the “Certificate of Designation”) and convertible into fifty (50) shares of the Company’s common stock par value $0.001 per share (the “Common Stock”, the shares of Common Stock issuable upon conversion of the Shares (including Preferred Stock Warrant Shares, as defined below) collectively are referred to as the “Conversion Shares”), (ii) one (1) warrant, in substantially the form attached hereto as Exhibit A-1 (each a “Common Stock Warrant” and, collectively, the “Common Stock Warrants”), to acquire an additional fifty (50) shares of Common Stock (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Common Stock Warrants collectively are referred to herein as the “Common Stock Warrant Shares”) and (iii) one (1) warrant, in substantially the form attached hereto as Exhibit A-2 (each a “Preferred Stock Warrant” and, collectively, the “Preferred Stock Warrants” and together with the Common Stock Warrants, the “Warrants”), to acquire one (1) additional Share (the Shares issuable upon exercise of or otherwise pursuant to the Preferred Stock Warrants collectively are referred to herein as the “Preferred Stock Warrant Shares” and together with the Common Stock Warrant Shares, the “Warrant Shares”).

C.                 The Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

D.                 Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares and the Common Stock Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Accredited Investor” has the meaning set forth in Rule 501(a) under the Securities Act.

“Acquiring Person” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager (or an Affiliate thereof) as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Aggregate Purchase Price” means $4,000,003.00.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated JFC Note” means that certain Amended and Restated Promissory Note dated as of November 19, 2013 by and among the Company as Maker and JFC Technologies, LLC as Payee in substantially the form attached hereto as Exhibit C.

“Basic Amount” means that portion of the Offered Securities identified in an Offer Notice which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Shares and/or exercise of the Warrants, as applicable, and any other Common Stock Equivalents then held, by the Purchaser bears to the total Common Stock of the Company issued and held, or issuable (directly or indirectly) upon conversion of the Shares and/or exercise of the Warrants, as applicable, and any other Common Stock Equivalents then held, by all holders of such securities (assuming full conversion and/or exercise, as applicable, of all Shares, Warrants and other Common Stock Equivalents).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(f).

“Buy-In Price” has the meaning set forth in Section 4.1(f).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants on the Closing Date pursuant to Section 2.1.

“Closing Bid Price” means, for any security as of any date, (a) the last reported closing bid price per share for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security on a Trading Market which the Common Stock is listed or quoted for trading on the date in question as reported by Bloomberg Financial Markets, or (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of such security. If the Company and such holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 10 of the Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

2

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Greenberg Traurig, LLP with offices located at 200 Park Avenue, New York, NY 10166.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

“Deadline Date” has the meaning set forth in Section 4.1(f).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(d).

“Effective Date” means the date by which a Registration Statement filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

3

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exempt Issuances” has the meaning set forth in Section 4.12(j).

“GMS” means GMS Acquisition Partners Holdings, LLC.

“Indemnified Liabilities” has the meaning set forth in Section 4.9(a).

“Indemnified Person” has the meaning set forth in Section 4.9(b).

“IRA” means that certain Investor Rights Agreement by and among the Company and the other persons and entities party thereto, dated as of December 19, 2008.

“JFC Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of August 31, 2011, by and between the Company, Cyalume Specialty Products, Inc., JFC Technologies, LLC and James G. Schleck, as amended by the Amendment Agreement effective as of December 27, 2012.

“JFC Conversion Amount” has the meaning set forth in Section 4.14.

“JFC Note Conversion” has the meaning set forth in Section 4.14.

“Legend Removal Date” has the meaning set forth in Section 4.1(d).

“Legend Removal Event” has the meaning set forth in Section 4.1(d).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action by the Company as required in accordance with this Agreement, (iv) any change in applicable laws or the interpretation thereof, (v) any change in United States generally acceptable accounting principles or other accounting requirements or principles, or (vi) commencement of a war or material armed hostilities or act of terrorism directly involving the United States of America.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed, in each case, within the two (2) year period prior to the date hereof, as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Maximum Qualified Offering Amount” has the meaning set forth in Section 4.13.

“Mezzanine Agreement” means that certain Subordinated Loan Agreement dated as of July 29, 2010 by and among the Company, as Guarantor, Cyalume Technologies, Inc. as Borrower, the Subsidiary Guarantors (as defined therein), and Granite Creek Partners Agent, LLC as Agent, and the Additional Lenders (as defined therein), as amended.

4

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Notice of Acceptance” has the meaning set forth in Section 4.12(b).

“Offer” has the meaning set forth in Section 4.12(a).

“Offer Notice” has the meaning set forth in Section 4.12(a).

“Offer Period” has the meaning set forth in Section 4.12(b).

“Offered Securities” has the meaning set forth in Section 4.12(a).

“Omniglow Agreement” means the Omniglow Agreement entered into by the Company, Cyalume Technologies, Inc., Purchaser and Cova Small Cap Holdings, LLC in the form attached hereto as Exhibit H.

“Original JFC Note” means that certain Promissory Note dated as of December 31, 2012 by and among the Company as Maker and JFC Technologies, LLC as Payee.

“Outside Date” means the tenth day following the date of this Agreement.

“Payee” means JFC Technologies, LLC.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Purchase Price” means $32.50 per unit, with (i) $32.40 attributable to the Share included therein, (ii) $0.05 attributable to the Common Stock Warrant included therein to purchase fifty (50) Common Stock Warrant Shares and (iii) $0.05 attributable to the Preferred Stock Warrant included therein to purchase one Preferred Stock Warrant Share.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.9.

5

“Purchaser Threshold Date” means the earlier of the date upon which the Purchaser (together with its Affiliates) holds less than (i) 25% of the Shares purchased at the Closing, or (ii) 5% of the total outstanding shares of Common Stock (on a fully diluted, as-if converted basis).

“Qualified Offering” has the meaning set forth in Section 4.13.

“Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Refinancing Transaction” means a transaction or series of transactions entered into by the Company pursuant to the refinancing transaction documents dated as of the date hereof in the forms attached hereto as EXHIBIT C and Exhibit D with respect to (i) the Senior Loan Agreement, (ii) the Mezzanine Agreement and (iii) the Original JFC Note.

“Refused Securities” has the meaning set forth in Section 4.12(c).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Registrable Securities.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Selway Issuance” means the issuance to Selway Capital, LLC of up to $157,500 of Common Stock at a price per share of Common Stock at least equal to $0.65 (as adjusted for any Recapitalizations) and on terms and conditions approved by the Board, relating to monies owed to Selway Capital, LLC pursuant to the terms of that certain Management Agreement dated October 1, 2009 by the Company and Selway Capital, LLC, as amended.

“Senior Loan Agreement” means certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 29, 2010 by and among the Company, as Guarantor, Cyalume Technologies, Inc. as Borrower, the Subsidiary Guarantors (as defined therein), and TD Bank, N.A. as Agent and Lender, and the Additional Lenders (as defined therein), as amended.

“Shares” has the meaning set forth in the Recitals.

6

“Stock Certificate” has the meaning set forth in Section 2.2(a)(ii).

“Subsequent Placement” has the meaning set forth in Section 4.12.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on its Principal Trading Market, a day on which the Common Stock is traded on any Trading Market, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC), or any similar organization or agency succeeding to its functions of reporting prices; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants, the Registration Rights Agreement, the Omniglow Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219, and a facsimile number of (718) 236-4588, or any successor transfer agent for the Company.

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.

(a)    Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, one hundred and twenty-three thousand, seventy-seven (123,077) units. Each such unit shall be comprised of one (1) Share, a Common Stock Warrant to purchase fifty (50) Common Stock Warrant Shares and a Preferred Stock Warrant to purchase one (1) Preferred Stock Warrant Share. Each Share may be converted into fifty (50) Conversion Shares at any time at the option of the Purchaser at the Conversion Price as provided in the Certificate of Designation. The Common Stock Warrants shall have an exercise price equal to $0.65 per Common Stock Warrant Share, subject to adjustment as provided in such Common Stock Warrants. The Preferred Stock Warrants shall have an exercise price equal to $0.05 per Preferred Stock Warrant Share, subject to adjustment as provided in such Preferred Stock Warrants.

(b)   Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Cadwalader Wickersham & Taft, LLP, counsel to the Purchaser, One World Financial Center, New York, New York 10281 on the Closing Date or at such other location or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

7

(c)    Form of Payment. On the Closing Date, the Purchaser shall wire the Aggregate Purchase Price, in United States dollars and in immediately available funds, to a bank account designated by the Company.

2.2           Closing Deliveries.

(a)                On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i)                 this Agreement, duly executed by the Company;

(ii)               One or more original stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(c) hereof), evidencing the Shares purchased by the Purchaser hereunder, registered in the name of the Purchaser (the “Stock Certificate”);

(iii)             One or more original (A) Common Stock Warrants, executed by the Company and registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to acquire six million, one hundred and fifty-three thousand, eight hundred and forty-six (6,153,850) Common Stock Warrant Shares issuable to the Purchaser, on the terms set forth therein and (B) Preferred Stock Warrants, executed by the Company and registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to acquire one hundred and twenty-three thousand, seventy-seven (123,077) Preferred Stock Warrant Shares issuable to the Purchaser, on the terms set forth therein;

(iv)             a legal opinion of Company Counsel, dated as of the Closing Date and in substantially the form attached hereto as Exhibit E, executed by such counsel and addressed to the Purchaser;

(v)               the Registration Rights Agreement, duly executed by the Company;

(vi)             a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company and the duly authorized special committee thereof formed for the purposes of assessing the transactions contemplated by this Agreement and the other Transaction Documents approving such transactions, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit F;

(vii)           the Compliance Certificate referred to in Section 5.1(i);

(viii)         a certificate evidencing the good standing of the Company issued by the Secretary of State of Delaware, as of a date within seven (7) Business Days of the Closing Date;

(ix)             a certified copy of the certificate of incorporation including the Certificate of Designation, as certified by the Secretary of State of Delaware, as of a date within seven (7) Business Days of the Closing Date;

(x)               executed documentation substantially in the form of Exhibit D hereto evidencing the Refinancing Transaction; and

8

(xi)             the Omniglow Agreement, duly executed by the Company and Cyalume Technologies, Inc.

(b)               On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                 this Agreement, duly executed by the Purchaser;

(ii)               the Aggregate Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated by the Company;

(iii)             the Registration Rights Agreement, duly executed by the Purchaser; and

(iv)             the Omniglow Agreement, duly executed by Purchaser and Cova Small Cap Holdings, LLC.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify the representations made herein on the corresponding Section of the Agreement and each other Section or subsection of this Article III, but only to the extent that it is reasonably and readily apparent that such disclosure is applicable to such other Section or subsection of this Article III, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:

(a)                Subsidiaries. The Company has no direct or indirect subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company (i) owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities, and (ii) does not own, directly or indirectly, any long-term debt of or equity interest in any other Person.

(b)               Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted in all material respects. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

9

(c)                Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants and the reservation for issuance and the subsequent issuance of the Conversion Shares upon conversion of the Shares and the Warrant Shares upon exercise of the Warrants) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)               No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and Warrants, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares and assuming the filing of the Certificate of Designation with the Delaware Secretary of State) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(e)                Filings, Consents and Approvals. Except as set forth in Schedule 3.1(e) hereto, neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, holder of outstanding securities of the Company or any Subsidiary or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities) (collectively, the “Required Approvals”).

10

(f)    Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Conversion Shares issuable upon conversion of the Shares and the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents and the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. As of the Closing Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants. The Company shall, so long as any of the Shares and Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares and the exercise of the Warrants, the number of shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants.

(g)                Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g) hereto. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises or vesting of restricted stock units that do not, individually or in the aggregate, have a material adverse affect on the issued and outstanding capital stock, options and other securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or a result of the purchase and sale of the Shares and Warrants, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or Common Stock Equivalents, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares and Warrants will not obligate the Company to issue shares of Common Stock, Common Stock Equivalents or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Other than the IRA, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h)               SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect and would not have or reasonably be expected to result in any limitation or prohibition on the Company’s ability to register the Conversion Shares and Common Stock Warrant Shares for resale on Form S-1 or on the Purchaser from using Rule 144 to resell any Securities. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

11

(i)                 Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (i) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(j)                 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.

(k)               Investment Company The Company is not, and immediately after receipt of payment for the Shares and Warrants, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(l)                 Registration Rights. Other than the Purchaser or as set forth in Schedule 3.1(l) hereto, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(m)             No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

12

(n)               No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(o)               Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(p)               No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) conflict with or violate any provisions of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, litigation, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform on a timely basis its obligations hereunder.

13

(c)                Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and Warrants and, upon conversion of the Shares and exercise of the Warrants, will acquire the Conversion Shares and the Warrant Shares issuable upon exercise thereof as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)               Purchaser Status. At the time the Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, and on each date on which it elects to convert the Shares and exercises the Warrants it will be, an Accredited Investor. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in financial and business matters so that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares that it is purchasing pursuant to this Agreement, is making an informed investment decision with respect thereto and has the capacity to protect its own interests with respect thereto.

(e)                General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(g)                Residency. The Purchaser’s offices in which its investment decision with respect to the Securities was made are located at the address immediately below the Purchaser’s name in Section 6.3.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

14

(a)                Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser acknowledges that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company, as a condition to its registration of such Securities in the name of the applicable transferee(s), an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act; provided, that no such opinion shall be required with respect to a transfer of Securities to an Affiliate of Purchaser made in accordance with Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, and who agrees to be bound by the terms and conditions of this Agreement.

(b)               Lock-Up. The Purchaser hereby agrees that it will not, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), during the period commencing on the Closing Date and ending on the date one hundred eighty (180) days after the Closing Date lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities purchased by the Purchaser pursuant to this Agreement to any party other than an Affiliate of Purchaser (so long as such Affiliate agrees to abide by the terms of this Section 4.1(b).

(c)                Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(d):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

15

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure of such legended Securities. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. The Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(d), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(c) shall continue to bear the legend set forth in this Section 4.1(c) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(d)   Removal of Legends. The legend set forth in Section 4.1(c) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, such Securities are sold only during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), or (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company). Following the Effective Date, if required by the Transfer Agent, the Company shall cause Company Counsel to issue to the Transfer Agent a legal opinion confirming the occurrence of the registration of such Securities for resale under the Securities Act. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company (with notice to the Company) of (i) a legended certificate representing Shares, Conversion Shares or Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, and an opinion of counsel to the extent required by Section 4.1(a) (such third (3rd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the transferee of the Purchaser or the Purchaser, as applicable, a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(d). Certificates for Shares, Conversion Shares or Warrant Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(e)    Acknowledgement. The Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While a Registration Statement remains effective, the Purchaser may sell Registrable Securities in accordance with the plan of distribution contained in such Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that any Registration Statement registering the resale of Registrable Securities is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Registrable Securities without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Registrable Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(e) and the Purchaser will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(e).

16

(f)    Buy-In. If the Company shall fail for any reason or for no reason to issue to the Purchaser unlegended certificates within three (3) Trading Days after receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.

4.2           Reservation of Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants issued at the Closing.

4.3           Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, until the date that the Conversion Shares and Common Stock Warrant Shares cease to be Registrable Securities (as defined in the Registration Rights Agreement), the Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.4           Warrant Exercise Procedures. The totality of the procedures required of the Purchaser in order to exercise its Warrants are as set forth in the Warrants. Subject to compliance with the terms of the Transaction Documents, no additional legal opinion or other information or instruction not otherwise specified therein shall be required of the Purchaser to exercise the Warrants. The Company shall honor exercises of the Warrants, and shall deliver Warrant Shares, in each case, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

17

4.5           Share Conversion Procedures. The totality of the procedures required of the Purchaser in order to convert its Shares are as set forth in the Certificate of Designation. Subject to compliance with the terms of the Transaction Documents, no additional legal opinion or other information or instruction not otherwise specified therein shall be required of the Purchaser to convert the Shares. The Company shall honor conversions of the Shares, and shall deliver Conversion Shares, in each case, in accordance with the terms, conditions and time periods set forth in the Transaction Documents and the Certificate of Designation.

4.6           Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.7           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Purchaser.

4.8           Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and Warrants in accordance with the terms of the Refinancing Transaction (and, in the case of any proceeds remaining after the Refinancing Transaction, for working capital and other general corporate purposes) and shall not use such proceeds for: (a) the redemption of any Common Stock or Common Stock Equivalents or (b) the payment of dividends or distributions to the holders of the Company’s Common Stock.

4.9           Indemnification of Purchaser.

(a)    Indemnification of Purchaser. In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, subject to the provisions of this Section 4.9, the Company will defend, protect, indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (each, a “Purchaser Party”) harmless from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Indemnified Liabilities”) that any such Purchaser Party may suffer or incur as a result of or relating to (i) any breach of any of the representations or warranties made by the Company in this Agreement or in any of the other Transaction Documents, (ii) any breach of any covenants or agreements made by the Company in this Agreement or in any of the other Transaction Documents, or (iii) any cause of action, suit, proceeding or claim (including for these purposes a derivative action brought on behalf of the Company) instituted against the Company, any Purchaser Party, or the Purchaser in any capacity, or any of them or their respective Affiliates, by any Person who is not an Affiliate of the Purchaser seeking indemnification, with respect to or arising out of the negotiation, authorization, approval, execution, delivery, performance or enforcement of any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud or willful misconduct). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

18

(b)   Indemnification Procedures. Promptly after receipt by any such Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all such Indemnified Liabilities and any and all other fees and expenses relating to such proceeding; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel may be inappropriate due to actual or potential differing interests between them. The Company shall keep such Indemnified Persons reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, in its sole discretion, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding and in no event shall such settlement include any non-monetary limitation on the actions of any Indemnified Person or any of its Affiliates or any admission of fault or liability on behalf of any such Indemnified Person.

(c)    Survival of Representations and Warranties; Limitations on Indemnification. All representations and warranties of the Company contained in this Agreement or any of the other Transaction Documents, shall survive the Closing hereunder for a period of eighteen (18) months after the Closing Date. The aggregate amount required to be paid by the Company pursuant to Section 4.9(a)(i) shall not exceed in the aggregate the Aggregate Purchase Price.

4.10           Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

19

4.11           Delivery of Shares and Warrants At Closing. On the Closing Date, the Company shall deliver, or cause to be delivered, the Shares and Warrants purchased by the Purchaser to the Purchaser.

4.12          Participation Rights. Except for Exempt Issuances, from the Closing Date until the Purchaser Threshold Date, the Company shall not, directly or indirectly, issue, offer, sell, grant any option or right to purchase or otherwise dispose of (or announce any offer, sale, grant of any option or right to purchase or other disposition of) any Common Stock, Common Stock Equivalents or other equity security of the Company (any such issuance, offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.12. The Company acknowledges and agrees that the right set forth in this Section 4.12 is a right granted by the Company to the Purchaser; provided that in accordance with Section 6.6, Purchaser may assign such rights, in whole or in part, to any (i) Affiliate of the Purchaser or (ii) any venture capital, private equity or other investment fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, Purchaser or its Affiliates.

(a)    Subject to Section 4.12(d), the Company shall deliver, at least ten (10) Business Days prior to the closing of a Subsequent Placement, to the Purchaser, a written notice (the “Offer Notice”) of such proposed sale (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be sold, and the number or amount of the Offered Securities to be sold and (iii) offer to sell to the Purchaser the Basic Amount.

(b)   To accept an Offer, in whole or in part, the Purchaser must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth all or less than all of the portion of the Basic Amount that the Purchaser elects to purchase (the “Notice of Acceptance”).

(c)    The Company shall have 60 days from the expiration of the Offer Period above to offer or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the “Refused Securities”) in such Subsequent Placement, but only upon terms and conditions (including, without limitation, the total amount of the shares, financing, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(d)   Notwithstanding the foregoing, the Company may, at its election, choose to comply with this Section 4.12 after the closing of a Subsequent Placement by offering to the Purchaser, within five (5) Business Days after the closing of such Subsequent Placement, its Basic Amount of the Offered Securities and shall provide the Purchaser with the opportunity to purchase such Offered Securities in accordance with the timing provisions set forth herein.

(e)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.12(c) above), then the Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.12(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchaser pursuant to this Section 4.12 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchaser in accordance with Section 4.12(a) above.

20

(f)    Upon the closing of the sale of all or less than all of the Refused Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of Offered Securities specified in its Notices of Acceptance, as reduced pursuant to Section 4.12(e) above if the Purchaser have so elected, upon the terms and conditions specified in the Offer.

(g)    Any Offered Securities not acquired by the Purchaser or other persons in accordance with Section 4.12(b) above may not be sold until they are again offered to the Purchaser under the procedures specified in this Section 4.12.

(h)   The Company and the Purchaser agree that if the Purchaser elects to participate in the Offer, neither the securities purchase agreement, placement agreement or any other definitive agreement with respect to such Offer shall include any term or provision whereby the Purchaser shall be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(i)     Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by the Purchaser, the Company shall either (A) promptly confirm in writing to the Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or (B) within four (4) business days following the consummation of the issuance of the Offered Securities, publicly disclose such issuance of the Offered Securities. Following the delivery of any confirmation by the Company to the Purchaser pursuant to clause (A) above, the Company shall, upon the Purchaser’s request, publicly disclose such information as may be required to be disclosed in order for the Purchaser not to be in possession of any material, non-public information regarding the Company.

(j)     The restrictions contained in this Section 4.12 shall not apply to the issuance of any Common Stock or Common Stock Equivalents issued or issuable by the Company: (i) to employees, officers, consultants or directors for services provided to the Company that are approved by the Company’s Board of Directors; (ii) upon the exercise or exchange of or conversion of any Securities (including the Preferred Stock Warrant and the Preferred Stock Warrant Shares) issued hereunder or any Common Stock or Common Stock Equivalents outstanding as of the date hereof; (iii) pursuant to the Qualified Offering, the Mezzanine Agreement as amended by that certain amendment dated of the date hereof in the form attached hereto as Exhibit D, the JFC Asset Purchase Agreement or, the Amended and Restated JFC Note, in each case, as in effect as of the date hereof, or pursuant to the Selway Issuance, or the exercise of Common Stock Equivalents issued in respect of such transactions in accordance with clause (iii); provided that such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (iv) for consideration other than cash pursuant to a bona fide, arm’s length merger, consolidation acquisition or similar business combination approved by the Board of Directors, (v) in connection with the payment of dividends on the outstanding Shares in the form of additional Shares, or (vi) in connection with any stock split, stock dividend or recapitalization of the Company (collectively, the “Exempt Issuances”).

4.13          Qualified Offering. The Company shall, as soon as practicable following the Closing, offer to Accredited Investors that are existing shareholders of the Company (other than the Purchaser), up to 76,923 units of securities of the Company, with each such unit comprised of (i) one (1) Share, (ii) a Common Stock Warrant to purchase fifty (50) Common Stock Warrant Shares and (iii) a Preferred Stock Warrant to purchase one (1) Preferred Stock Warrant Share (the “Maximum Qualified Offering Amount”) at an aggregate purchase price of $32.50 for each unit. To the extent such existing shareholders of the Company do not acquire the entire Maximum Qualified Offering Amount, the Company shall offer any such portion of the Maximum Qualified Offering Amount not so purchased by existing shareholders to other Accredited Investors reasonably acceptable to the Purchaser. The transactions described in the first two sentences of this Section 4.13 shall be collectively referred to herein as the “Qualified Offering”. Closing of the Qualified Offering shall occur on or before the date that is one hundred and twenty (120) days following the Closing Date. For the avoidance of doubt, securities issued pursuant to the Qualified Offering will not be subject to the participation rights granted by the Company to the Purchaser pursuant to Section 4.12.

21

4.14          JFC Note Conversion. Concurrent with the Closing, the Company may offer the Payee an option to convert up to $1,000,000 of the Company’s indebtedness to the Payee pursuant to the Amended and Restated JFC Note (the “JFC Conversion Amount”) into equity of the Company (“the JFC Note Conversion”), such that prior to the payment of all outstanding amounts due and payable under the Amended and Restated JFC Note, Payee shall be entitled to convert (i) up to $499,980 of the outstanding balance of the Amended and Restated JFC Note into 15,384 units of securities of the Company, with each such unit comprised of (x) one (1) Share, (y) a Common Stock Warrant to purchase fifty (50) Common Stock Warrant Shares and (z) a Preferred Stock Warrant to purchase one (1) Preferred Stock Warrant Share and (ii) a portion of the outstanding balance of the balance of the Amended and Restated JFC Note up to the JFC Conversion Amount into Shares at a conversion price of $32.50 per Share; provided, that to the extent Payee elects to convert in excess of $499,980 of the JFC Conversion Amount into Shares, the Company shall not permit or give effect to such conversion unless and until Payee grants to the Purchaser a proxy, in form and substance acceptable to Purchaser, to vote (whether at a meeting or by written consent) all of the Shares issued to Payee (including upon exercise of the Warrant) in excess of the 15,384 Shares issuable upon the conversion of the first $499,980 of the JFC Conversion Amount. For the avoidance of doubt, securities issued pursuant to this Section 4.14 shall not be included in calculating the Maximum Qualified Offering Amount and will not be subject to the participation rights granted by the Company to the Purchaser pursuant to Section 4.12.

4.15          Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Document shall be issued by the Company or Purchaser without the prior written consent of the Company (in the case of a release or announcement by Purchaser) or Purchaser (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or Purchaser, as the case may be, shall allow Purchaser or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 4.15 shall not restrict the ability of the Company to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as Purchaser is provided a reasonable opportunity to review and comment on such disclosure in advance of the filing or other public dissemination of any such document. Notwithstanding anything herein to the contrary, from and after the Closing, the parties acknowledge and agree that Purchaser and its Affiliates may provide general information about the subject matter of this Agreement in connection with Purchaser’s or its Affiliates’ and affiliated investment funds’ normal fund raising, marketing, informational or reporting and communication activities; provided that Purchaser shall not provide any material non-public information regarding the Company pursuant to this sentence.

22

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of the Purchaser to acquire Shares and Warrants at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties. The representations and warranties made by the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)           Adverse Changes. No event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f)           No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g)           Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h)           Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit G.

(i)           Refinancing. The Company shall, concurrent with the Closing, have consummated the Refinancing Transaction in accordance with the terms thereof.

(j)           Approvals. The Purchaser shall have obtained the requisite approvals to enter into the transactions contemplated by this Agreement and the other Transaction Documents.

23

(k)           Omniglow Agreement. The Company, Cyalume Technologies, Inc., Purchaser and Cova Small Cap Holdings, LLC shall have executed and delivered the Omniglow Agreement.

5.2           Conditions Precedent to the Obligations of the Company to sell Securities. The Company's obligation to sell and issue the Shares and Warrants at the Closing to the Purchaser is subject to the fulfillment to the satisfaction of the Company, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties. The representations and warranties made by the Purchaser contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Purchaser Deliverables. The Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).

(e)           Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17.

ARTICLE VI.
MISCELLANEOUS

6.1           Fees and Expenses. Except (i) as otherwise provided in this Agreement, and (ii) for certain expenses of the Purchaser paid by the Company prior to the date hereof, each of the Company and the Purchaser shall bear and pay for all of its own fees and expenses of such party and their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party, in connection with the due diligence with respect to, and negotiation, preparation, execution, delivery and performance of, this Agreement and the other Transaction Documents; provided, however, that in the event that the Closing shall take place, then all such fees and expenses of the Company and the Purchaser shall be paid by the Company. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

6.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

24

6.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile (provided the facsimile sender receives a machine-generated confirmation of successful transmission) at the email address or facsimile number specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email or facsimile (provided the facsimile sender receives a machine-generated confirmation of successful transmission) at the email address or facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service specifying with business next day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address for such notices and communications shall be as follows:

If to the Company:

Cyalume Technologies Holdings, Inc.
96 Windsor Street
West Springfield, Massachusetts 01089
Attention: Zivi Nedivi

Telephone No.: (413) 858-2500
Facsimile No.: (413) 736-5737
E-mail: znedivi@cyalume.com

With a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, Florida 33301
Telephone No.: (954) 765-0500
Facsimile No.: (954) 765-1477
Attention: Bruce I. March, Esq.
E-mail: marchb@gtlaw.com

If to the Purchaser:

US VC Partners, L.P.
c/o Columbus Nova
900 Third Avenue, 19th Floor
New York, New York 10022
Attention: Andrew Intrater
Telephone No.: (413) 858-2500
Facsimile No.:(413) 736-5737
E-mail: aintrater@columbusnova.com

With a copy (which shall not constitute notice) to:

Cadwalader Wickersham & Taft LLP
1 World Financial Center
New York, New York 10281
Telephone No.: (212) 504-6000
Facsimile No.: (212) 504-6666
Attention: Geoffrey Levin, Esq.
E-mail: Geoffrey.levin@cwt.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

25

6.4           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Transaction Documents.

6.6           Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by either party without the prior written consent of the other party, provided, that the Purchaser may assign its rights hereunder in whole or in part to (i) any Affiliate of the Purchaser or (ii) any venture capital, private equity or other investment fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, Purchaser or its Affiliates, to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement and any Transaction Documents that apply to the Purchaser.

6.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.9.

6.8           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

26

6.9           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a material right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations by the Company as described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14        Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

27

6.15        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16       Purchase Price Adjustment. Any indemnification payment made under this Agreement shall be treated as an adjustment to the Aggregate Purchase Price for all tax purposes, except as otherwise required by applicable law.

6.17        Termination. This Agreement may be terminated and the sale and purchase of the Shares and the Warrants abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of Purchaser to compel specific performance by the Company of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.17, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other. The Company and the Purchaser may extend the term of this Agreement in accordance with the amendment provisions of Section 6.4 herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

28

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: Chief Executive Officer

US VC PARTNERS, L.P.

By:	/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chief Executive Officer

EXHIBITS:

A-1:	Form of Common Stock Warrant
A-2:	Form of Preferred Stock Warrant
B:	Form of Registration Rights Agreement
C:	Amended and Restated JFC Note
D:	Loan Agreement and Mezzanine Agreement Amendment Evidencing Refinancing
E:	Form of Opinion of Company Counsel
F:	Form of Secretary’s Certificate
G:	Form of Officer’s Certificate
H:	Omniglow Agreement

SCHEDULES:

3.1(a)	Subsidiaries
3.1(g)	Capitalization
3.1(l)	Registration Rights